Exhibit 16(4)(b)

Oak Elite ADVSM Application Issued by Midland National® Life Insurance Company Mail to: P.O. Box 9261, Des Moines, IA 50306-9261 Overnight: 8300 Mills Civic Pkwy, West Des    | Moines, IA 50266-3833 1-866-747-3421 SecuritiesNB@sfgmembers.com 1. Type of ownership Individual/Joint                Custodian                UGMA/UTMA                 Trust*                Other *__If_Owner_is_a_Trust,_you_must_complete_and_submit_the_certification_of_trust_agreement_with_this_application. 2. Owner information If_Owner_is_a_non-resident_alien,_submit_IRS_Form_W8-BEN._This_form_is_available_at_www.IRS.gov. Name or Non-natural entity (first, middle initial, last) SSN/TIN/EIN Gender: Citizenship:    DOB/Trust date (mm/dd/yyyy)    M                F U.S. Citizen                Resident alien/Citizen of: Street address (P.O. Boxes are not allowed)** Apartment/Suite number City State ZIP Phone number 3. Joint Owner information This_is_optional._A_Joint_Owner_is_not_available_for_non-natural_owned_or_Qualified_Annuities._ Name (first, middle initial, last) Social Security number Gender: Citizenship:    Date of birth (mm/dd/yyyy)    M                F U.S. Citizen                Resident alien/Citizen of: Street address (P.O. Boxes are not allowed)** Apartment/Suite number City State ZIP Phone number Relationship to Owner:    Spouse                Other: 4. Annuitant information Complete_this_section_if_the_Owner_is_a_non-natural_entity. Name (first, middle initial, last) Social Security number Gender: Citizenship:    Date of birth (mm/dd/yyyy)    M                F U.S. Citizen                Resident alien/Citizen of: Street address (P.O. Boxes are not allowed)** Apartment/Suite number City State ZIP Phone number ** If your mailing address is different than your street address, please list on a separate piece of paper with the Owner(s)’s signature and date. INCLUDING NOT FDIC/NCUA LOSS INSURED, OF PRINCIPAL, MAY LOSE NO VALUE BANK/ *$102809* CU BY GUARANTEE, ANY FEDERAL NOTA GOVERNMENT DEPOSIT, NOT    AGENCY. INSURED 34931Y $102809 5-22 Page 1 of 10

5. Beneficiary information living_at_the_time_of_the_owner’s_death,_the_owner’s_contingent_beneficiary_will_receive_the_death_benefit. In_the_event_of_the_owner’s_death,_the_death_benefit_is_payable_to_the_owner’s_primary_beneficiary._If_the_owner’s_primary_beneficiary_is_no_longer_ _If_there_are_joint_owners,_the_death_benefit_ is_payable_upon_the_first_death. owners_cannot_name_contingent_beneficiaries. _If_there_are_joint_owners,_the_surviving_owner,_if_any,_will_be_designated_sole_primary_beneficiary. _ _Non-spousal_joint_ Per stirpes definition: A common way of distributing proceeds where if one or more beneficiaries has died, his or her children share equally in his or her share of the proceeds. Per capita definition: Proceeds are split amongst the beneficiaries that survive the owner. If one of the beneficiaries does not survive the owner, then the remaining beneficiaries receive the proceeds split equally. Primary                Contingent    |                Per stirpes                Per capita Name (first, middle initial, last) SSN Percentage % Relationship to Owner Phone number DOB (mm/dd/yyyy) Mailing address Email address Primary                Contingent    |                Per stirpes                Per capita Name (first, middle initial, last) SSN Percentage % Relationship to Owner Phone number DOB (mm/dd/yyyy) Mailing address Email address Primary                Contingent    |                Per stirpes                Per capita Name (first, middle initial, last) SSN Percentage % Relationship to Owner Phone number DOB (mm/dd/yyyy) Mailing address Email address Primary                Contingent    |                Trust Accepted trust types are listed on the non-living entity ownership types flyer. Additional documentation may be required to determine whether we can accept the trust as beneficiary. If the trust named as beneficiary is not an accepted trust type, the trustee(s) waive any and all claims against Midland National Life Insurance and agree to release, indemnify and hold harmless Midland National, its officers, employees, representatives, and affiliates from and against any and all claims, legal or financial, associated with naming the trust as beneficiary of the contract. Full trust name Trust date (mm/dd/yyyy) Tax ID number (TIN) Percentage % Trustee name (first, middle initial, last) Trustee SSN Trustee phone number Trustee DOB (mm/dd/yyyy) Trustee mailing address Email address If_additional_trustees_apply,_please_list_their_name,_mailing_address,_and_phone_number_on_a_separate_piece_of_paper_with_the_owner(s)’s_signature_and_date. Primary                Contingent    |                Corporation (additional forms may be required)                Estate                Other Entity name Phone number Tax ID number (TIN) Percentage % Mailing address Email address Please list in whole percentages only. If the beneficiary information is missing or incomplete, the beneficiary designation will default to the Owner/Joint Owner’s estate. If you are designating additional beneficiaries, please list them on a separate piece of paper with the Owner(s)’s signature and date. *$102810* 34931Y $102810 5-22 Page 2 of 10

6. Verification of identity To_help_the_government_fight_the_funding_of_terrorism_and_money_laundering_activities,_the_U.S._government_passed_the_USA_Patriot_Act,_requiring_ financial_institutions,_including_insurance_companies,_to_obtain,_verify,_and_record_information_that_identifies_persons_who_engage_in_certain_ transactions_with_or_through_our_Company._This_means_we_will_need_to_obtain_certain_information_that_allows_us_to_verify_your_identity._The_following_ information_is_required_for_all_individuals_who_are_listed_as_an_Owner_and/or_Joint_Owner_on_an_insurance_or_annuity_application._If you do not provide the information, we will not be able to accept your application for an annuity. Owner: If Owner is a Natural Person, complete question 1. If Owner is a Non-natural entity, complete questions 1 and 2. 1. Natural Person/Trust accounts (trustee information): _ Representative:__Please_indicate_the_form_of_ID_presented_and_used_to_verify_this_Owner’s_identity._Expired_IDs_are_not_acceptable. a. U.S. Citizen                Resident alien – country of citizenship: b. Driver’s license                State-issued ID                Military ID                Passport                Alien registration card c. State/Country:                ID number:                Exp. date (mm/dd/yyyy): d. Occupation:                Employer name:                Years employed: _____ or                Retired 2. Non-natural/Business or corporation: a. Trust agreement or                Certificate of incorporation    b. State/Country: Joint Owner (if applicable) 3. Natural Person information: _ Representative:__Please_indicate_the_form_of_ID_presented_and_used_to_verify_this_Owner’s_identity._Expired_IDs_are_not_acceptable. a. U.S. Citizen                Resident alien – country of citizenship: b. Driver’s license                State-issued ID                Military ID                Passport                Alien registration card c. State/Country:                ID number:                Exp. date (mm/dd/yyyy): d. Occupation:                Employer name:                Years employed: _____ or                Retired 7. Tax status/Annuity type Non-qualified                IRA                 Roth IRA*                Contribution year and amount:                Year                Amount $                Year                Amount $    * Roth IRA: If transfer, provide original conversion/establishment date and amount: *$102811* 34931Y $102811 5-22 Page 3 of 10

8. Purchase Payment Minimum_initial_Purchase_Payment_is_$25,000._MAKE CHECKS PAYABLE TO: Midland National FBO: (Owner’s name) Initial Purchase Payment: $                Estimated amount of transfer(s)/1035 Exchange(s): $ 9. Replacement If_you_are_replacing_an_existing_life_insurance_or_annuity_Contract,_please_complete_any_state_required_replacement_forms._Your_Registered_ Representative_is_required_to_leave_with_you_the_original_or_a_copy_of_all_written_or_printed_sales_material_used_in_the_sale_of_this_product._Please_ retain_all_such_copies_for_future_reference._ 1. Do you have any existing or pending life insurance or annuity Contracts? Yes                No 2. Will this annuity replace or change any existing life insurance or annuity Contracts? Yes                No If you answered “yes” to question 2, please provide details, including Company name and Contract number, below. If you have additional Contract numbers, please list them on a separate piece of paper. Existing company name:                Existing Contract number: Existing company name:                Existing Contract number: 10. Dollar cost averaging This is optional and only available for investments into the separate account investment options; it is not available for the cycle investment options. Dollar cost averaging may not be used with automatic portfolio rebalancing. If you plan to elect dollar cost averaging, please use the dollar cost averaging form included with the sales materials. 11. Automatic portfolio rebalancing This_is_optional_and_is_not_available_with_the_cycle_investment_options_or_when_dollar_cost_averaging_is_elected. I hereby elect automatic portfolio rebalancing. I understand the accumulation value will rebalance to the portfolios selected in the separate account investment options section. Automatic portfolio rebalancing will occur on the Contract anniversary of the month according to the elected frequency, provided that it is a business day. If a frequency is not selected, the default is quarterly. Frequency:                Quarterly                Semi-annually                 Annually Please see prospectus for details regarding this feature, as well as restrictions, minimum or maximum limitations, fees, and other applicable information. Automatic portfolio rebalancing cannot be elected if you participate in dollar cost averaging. *$102812* 34931Y $102812 5-22 Page 4 of 10

12. Investment allocation options Please designate your allocations in whole percentages only. Separate Account Investment Options Investment options Percent Equity American Funds IS® Asset Allocation 4 _____ % PIMCO VIT Real Return Adv _____ % Fidelity® VIP Growth Opportunities Svc 2 _____ % PIMCO VIT Short-Term Adv _____ % American Funds IS® Global Growth 4 _____ % Lord Abbett Series Short Duration Inc VC _____ % Cycle Investment Options If_you_elect_any_of_the_cycle_investments_options_below,_once_your_purchase_payment_is_received_they_will_first_be_placed_into_the_default_account_ until_your_Cycle_becomes_available_on_the_Cycle_start_date._ 1-year term Index Protection level Crediting type Percent S&P 500® Index -10% Buffer Cap _____ % MSCI EAFE -10% Buffer Cap _____ % MSCI EAFE -10% Buffer Participation _____ % S&P 500® Index -10% Buffer Participation _____ % S&P 500® Index -10% Floor Cap _____ % 3-year term Index Protection level Crediting type Percent S&P 500® Index -10% Buffer Cap _____ % S&P 500® Index -10% Floor Cap _____ % 6-year term Index Protection level Crediting type Percent S&P 500® Index -10% Buffer Participation _____ % S&P 500® Index -10% Buffer Cap _____ % S&P 500® Index -20% Buffer Cap _____ % S&P 500® Index -30% Buffer Cap _____ % Russell 2000 -10% Buffer Cap _____ % MSCI EAFE -10% Buffer Cap _____ % Total _____ % The total of the separate account and cycle investment options must equal 100%. If it does not equal 100%, this application will be considered not in good order. Investment options are valid as of 5/1/2022. Please see prospectus for any applicable changes. If additional purchase payments are received after the contract issue date, those purchase payments will be allocated according to the separate account and cycle investment option percentages above. Unless indicated otherwise. Future cycles will be available on our website, www.srslivewellservice.com, after contract issue. At that time, you may visit our website to indicate any future allocations to the cycle investment option(s). *$102813* 34931Y $102813 5-22 Page 5 of 10

13. Electronic information and document delivery consent (eDelivery) By_providing_an_email_address_as_indicated_below,_you_consent_to_receiving_electronic_documents_and_notices._These_include,_but_are_not_limited_to,_ summary_prospectuses,_prospectuses,_prospectus_supplements,_periodic_reports,_statements,_confirmations,_privacy_notices_and_other_notices_and_ documentation_in_electronic_format_when_available,_instead_of_receiving_paper_copies_of_these_documents_by_U.S._mail._You_consent_to_receive_in_ electronic_format_any_additional_documents_capable_of_electronic_delivery_in_the_future. Owner’s email address: Joint Owner’s (if applicable) email address: and I understand that I will that receive Midland a notification National email will send each me time an email a new that document will require is available my agreement for viewing. and Iconfirmation confirm I have to begin access receiving to a computer documents and aelectronically, Web browser    is to available view these at documents. http://get.adobe. I understand com/reader. I will I need understand Adobe that Acrobat all documents Reader software provided to in access electronic any PDF or paper documents. format from A free Midland download National of this will software be considered received and binding. This I understand consent will I can terminate receive a) a when paper I copy notify of Midland documents National and/or to terminate; revoke b) my when consent a change at any of time ownership by calling is processed; Midland National or c) when at the 866-747-3421. Contract notice terminates. of any I understand such termination that Midland or change National, will be at provided its sole discretion, to me as required reserves by the law. right Midland to discontinue National does electronic not charge provision a fee of for documents providing and electronic that downloading documents; however, required Isoftware. may incur internet access charges, telephone charges, and other third-party charges when receiving electronic documents or a This change consent of email, applies I will to this notify Contract the company only. If of multiple this change. Contracts are owned, electronic delivery must be elected for each. I understand that if I have 14. Financial information Midland National financial statements and financial statements for the Separate Accounts are in the Statement of Additional Information (SAI). You may obtain a free copy of the SAI by checking the box below. By checking this box, I formally request a free paper copy of the SAI be sent to my address of record. *$102814* 34931Y $102814 5-22 Page 6 of 10

15. Telephone/Electronic authorization By initialing below, I hereby authorize and direct Midland National to act on telephone, internet, or other electronic medium instructions, when proper identification is furnished (Social Security Number, Tax Identification, or other established identifiers), concerning, but not limited to, exchange of units between the Investment Options, to change allocation of future purchase payments, to request partial withdrawals, and/or other authorized transactions. I agree that Midland National is not liable for any losses or expenses arising from any exchange, change in allocation of future purchase payments, or partial withdrawal by acting in accordance with telephone, internet, or other electronic medium instructions that we believe to be genuine. Midland National will employ reasonable procedures to confirm that telephone instructions are genuine. I understand that a confirmation statement for all transactions will be mailed to me at the address of record, or emailed to me if the electronic information and document delivery consent has been given; I acknowledge that I am responsible for promptly reviewing all confirmation statements. I agree to notify Midland National of any erroneous or unauthorized transaction within thirty (30) days of my receipt of such confirmation statement. In absence of initials, Midland National will default to no authorization given to any individuals (including the Registered Representative) for electronic and telephone transactions.    I/We hereby authorize my Registered Representative and their assistant(s) to enact changes to my Contract on my behalf. Owner(s)’s initials Owner(s)’s initials I/We hereby authorize the following individuals to enact changes to my Contract on my behalf. Name (first, middle initial, last):                Social Security number: Name (first, middle initial, last):                Social Security number: If a Social Security number is not provided, the proposed individual will not be authorized for certain transactions. This authorization will remain in effect until: 1) Midland National receives written or telephone notification from the Contract Owner; 2) a change of ownership is processed; 3) the Contract is terminated; or 4) the Registered Representative of record is no longer contracted with Midland National. 16. Fraud warnings and other disclosures Alabama: Any person who knowingly presents a false or fraudulent DC: Any person who knowingly presents a false or fraudulent claim for claim for payment of a loss or benefit or who knowingly presents false payment of a loss or benefit or knowingly presents false information in information in an application for insurance is guilty of a crime and an application for insurance is guilty of a crime and may be subject to may be subject to restitution, fines, or confinement in prison, or any fines and confinement in prison. combination thereof. Florida: Any person who knowingly and with intent to injure, defraud, Colorado: It is unlawful to knowingly provide false, incomplete, or deceive any insurer files a statement of claim or an application or misleading facts or information to an insurance company for containing any false, incomplete, or misleading information is guilty of the purpose of defrauding or attempting to defraud the company. a felony of the third degree. Penalties may include imprisonment, fines, denial of insurance, and Kentucky: Any person who knowingly and with intent to defraud any civil damages. Any insurance company or agent of an insurance insurance company or other person files an application for insurance company who knowingly provides false, incomplete, or misleading containing any materially false information or conceals, for the purpose facts or information to a policyholder or claimant for the purpose of of misleading, information concerning any fact material thereto defrauding or attempting to defraud the policyholder or claimant with commits a fraudulent insurance act, which is a crime. regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Louisiana: Any person who knowingly presents a false or fraudulent Department of Regulatory Agencies. claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. *$102815* 34931Y $102815 5-22 Page 7 of 10

16. Fraud warnings and other disclosures (continued) Maine, Tennessee, Virgina, Washington: It is a crime to knowingly information or conceals for the purpose of misleading, information provide false, incomplete or misleading information to an insurance concerning any fact material thereto commits a fraudulent insurance company for the purpose of defrauding the company. Penalties may act, which is a crime and subjects such person to criminal and civil include imprisonment, fines or denial of insurance benefits. penalties. Maryland: Any person who knowingly or willfully presents a false or Puerto Rico: Any person who knowingly and with the intention of fraudulent claim for payment of a loss or benefit or who knowingly defrauding presents false information in an insurance application, or or willfully presents false information in an application for insurance presents, helps, or causes the presentation of a fraudulent claim for is guilty of a crime and may be subject to fines and confinement in the payment of a loss or any other benefit, or presents more than one prison. claim for the same damage or loss, shall incur a felony and, upon New Jersey: Any person who includes any false or misleading conviction, shall be sanctioned for each violation with the penalty of a information on an application for an insurance policy is subject to fine of not less than five thousand ($5,000) dollars and not more than criminal and civil penalties. ten thousand ($10,000) dollars, or a fixed term of imprisonment for three (3) years, or both penalties. Should aggravating circumstances New Mexico: Any person who knowingly presents a false or be present, the penalty thus established may be increased to a fraudulent claim for payment of a loss or benefit or knowingly presents maximum of five (5) years, if extenuating circumstances are present, it false information in an application for insurance is guilty of a crime and may be reduced to a minimum of two (2) years. may be subject to civil fines and criminal penalties. Rhode Island: Any person who knowingly presents a false or Ohio: Any person who, with intent to defraud or knowing that he is fraudulent claim for payment of a loss or benefit or knowingly presents facilitating a fraud against an insurer, submits an application or files a false information in an application for insurance is guilty of a crime and claim containing a false or deceptive statement is guilty of insurance may be subject to fines and confinement in prison. fraud. West Virgina: Any person who knowingly presents a false or Oklahoma: WARNING – Any person who knowingly, and with intent fraudulent claim for payment of a loss or benefit or knowingly presents to injure, defraud or deceive any insurer, makes any claims for the false information in an application for insurance is guilty of a crime and proceeds of an insurance policy containing any false, incomplete or may be subject to fines and confinement in prison. misleading information is guilty of a felony. All other states: Any person who knowingly presents a false or Pennsylvania: Any person who knowingly and with intent to defraud fraudulent claim for payment of loss or benefit or knowingly presents any insurance company or other person files an application for false information in an application for insurance is guilty of a crime and insurance or statement of claim containing any materially false may be subject to fines and confinement in prison. *$102816* 34931Y $102816 5-22 Page 8 of 10

17. Acknowledgment and signatures I My acknowledge signature below receipt does of the hereby prospectus acknowledge . I agree the that, following to the best information: of my knowledge and belief, all statements, answers, and provided information in Midland this form National are complete have the and authority true and to modify may be this relied form upon . I understand in determining I am whether purchasing to issue a variable the applied annuity -for variable product annuity and .variable Only the annuities Owner and and    not the investment bank guaranteed options . They are not are also insured subject by the to FDIC market or fluctuation, any other agency investment . They risk, are not and deposits possible or loss other of principal obligations invested of any. bank I understand and are    National IRAs and does other not qualified give tax plans advice already and Iprovide need to tax consult -deferred with- like and features rely upon that my may own be tax provided and legal through professionals this Contract . I further . I understand verify my Midland understanding not that guaranteed all payments as and to dollar values amount provided . All by statements the Contract, and information when based provided on investment in this application experience (including of the all variable pages) account, are true, and are variable I agree to and all terms and conditions stated herein. Have you or will you be compensated in any way to purchase this Contract? Yes                No Are you paying for this Contract with your own funds? Yes                No to Have this you Contract entered including, into or are but you not considering limited to, an any agreement other agreement to sell, transfer, in regards or    assign any rights in the Contract?    Yes                No Taxpayer number (or ID I am Certification waiting for –a Under number penalties to be issued of perjury, to me), I certify 2. I am that: not 1 subject . The number to backup shown withholding on this form because is my (a) correct I am taxpayer exempt from identification backup withholding, all interest or or dividends, (b) I have or not (c) been the IRS notified has notified by the Internal me that Revenue I am no longer Service subject that I am to backup subject withholding, to backup withholding 3. I am a U as .S .a Person result of (including a failure a to U report .S. Resident Alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. avoid The Internal backup Revenue withholding Service . does not require your consent to any provision of this document other than the certifications required to Signed at (city, state, ZIP) (if signed state is different than the state of residency, please complete Non-Resident Verification form) Owner’s signature Date signed (mm/dd/yyyy) Joint Owner’s signature (if applicable) Date signed (mm/dd/yyyy) Spouse’s signature* (Only applicable if Owner resides in: AK, AZ, CA, ID, LA, NV, NM, TX, WA, or WI) Date signed (mm/dd/yyyy) * If transaction this transaction . States is that subject recognize to a community community property property interest, interests we in property strongly held recommend by married you persons obtain include your spouse’s Alaska,    signature Arizona, California, to document Idaho, his/her Louisiana, consent Nevada, to this New have Mexico, not obtained Texas, your Washington, spouse’s and signature Wisconsin . Further, . You you understand understand and and agree agree that that Midland Midland National National may has presume no duty that to no inquire community further property about any interest such exists community if you property transaction interest . Please . As note a result, that you the term agree “spouse” to indemnify includes and domestic hold Midland partner National or other harmless partner from as permitted any consequences by civil union, relating domestic to community partnership, property or similar interests law .and this 18. Client BIN/Networking/Linking number Client BIN/Networking/Linking number (For Registered Representative use only – not required by Midland National) *$102817* 34931Y $102817 5-22 Page 9 of 10

19. Registered Representative’s statement Please_use_the_Agent_ID_number_assigned_to_you_by_Midland_National_to_sell_this_variable_annuity. I certify I have reviewed this application, determined all questions are answered fully, completely, and accurately as supplied by the applicant, and recorded in full detail as required. Do you have any reason to believe this applicant has any existing annuity or life insurance Contracts? Yes                No Do you have any reason to believe the annuity applied for is to replace existing annuity or life insurance Contracts? Yes                No (If yes, submit a state replacement form) Registered Representative’s full name (please print) Broker-Dealer name Agent number Percentage % Registerd Reprentative’s signature Date signed (mm/dd/yyyy) Additional Registered Representative’s full name (please print) Agent number Percentage % Agent’s signature Date (mm/dd/yyyy) Securities distributed by Sammons Financial Network®, LLC., member FINRA. Insurance products are issued by Midland National® Life Insurance Company (West Des Moines, IA). Sammons Institutional Group®, Inc. provides administrative services. Sammons Financial Network®, LLC., Midland National® Life Insurance Company, and Sammons Institutional Group®, Inc. are wholly owned subsidiaries of Sammons® Financial Group, Inc. Sammons Retirement Solutions® is a division of Sammons Institutional Group®, Inc. *102818* 1625419 34931Y 102818 5-22 Page 10 of 10